Exhibit 10.3

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is entered into as of this 19th day of April 2016, by and between TRANSATLANTIC PETROLEUM LTD., an exempted company incorporated with limited liability under the laws of Bermuda (“Secured Party”), and DALEA PARTNERS, LP, an Oklahoma limited partnership (“Pledgor”).

RECITALS

A.Reference is made to that certain Amended and Restated Promissory Note dated as of the date hereof between Pledgor, as payor, and Secured Party, as payee (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, from time to time, the “Amended Note”).  The Amended Note amends and restates that certain Promissory Note dated June 13, 2012 between Pledgor, as payor, and Secured Party, as payee.

B.Pledgor is controlled by N. Malone Mitchell, 3rd (“Guarantor”).  The obligations of Pledgor under the Amended Note are guaranteed by Guarantor, pursuant to the Guaranty dated as of June 13, 2012 (the “Guaranty”).

C.Pledgor is the record and beneficial owner of $2,050,000 principal amount of those certain 13% Convertible Notes Due 2017 issued by Secured Party (the “13% Convertible Notes”) pursuant to the Indenture dated as of February 20, 2015, between Secured Party, as Issuer, and U.S. Bank National Association, as Trustee (the “Indenture”).

D.The pledge made hereunder is intended to be an inducement to Secured Party to execute, deliver and accept the terms of the Amended Note and the other documents related thereto and Secured Party is relying upon this Agreement in entering into the Amended Note with Pledgor.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for Secured Party to enter into and accept the terms of the Amended Note, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1
DEFINITIONS

1.1.Definitions and Rules of Construction.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the UCC (as defined herein) in effect on the date hereof.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement,

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instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the applicable document), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.  No provision of this Agreement shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

1.2.Defined Terms.  In this Agreement, the following terms shall mean as follows:

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Texas are authorized or required by law to remain closed.

“Collateral” shall mean, collectively and each individually, (i) the 13% Convertible Notes (and the certificates, if any, representing such notes); (ii) all rights of the holder of the 13% Convertible Notes under the Indenture and all principal, interest, premiums, securities of Secured Party and other property from time to time received, receivable or otherwise distributed or paid in respect of or in exchange for any or all of the foregoing; and (iii) any and all replacements, products and proceeds of, or with respect to, any of the foregoing.

“Default” shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute, be or result in an Event of Default hereunder.

“Event of Default” shall mean the occurrence of any event set forth in Section V.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“UCC” shall mean the Uniform Commercial Code, as in effect from time to time, of the State of Texas or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Secured Party’s lien on any Collateral.

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SECTION 2
COLLATERAL

2.1.Pledge of Collateral.

(a)As security for the due and punctual payment and performance by Pledgor of all of its obligations under the Amended Note, Pledgor hereby pledges and assigns to Secured Party and grants to Secured Party a continuing first priority security interest in and lien on, the Collateral and all proceeds thereof and all of its right, title and interest in and to the foregoing.

(b)Pledgor has delivered to Secured Party, all certificates representing the Collateral described in clause (i) of the definition of Collateral, and Pledgor will deliver to Secured Party, all certificates representing or evidencing the Collateral described in clauses (ii) and (iii) of the definition of Collateral within three (3) Business Days after such Collateral becomes evidenced by one or more certificates, in each case registered in the name of Pledgor, duly endorsed in blank or accompanied by a bond power or similar instrument duly executed by Pledgor in blank, in form and substance satisfactory to Secured Party, with any and all documentary tax stamps and other documents necessary to cause Secured Party to have a good, valid and perfected continuing first priority pledge of and lien on the Collateral (free and clear of any other liens), including, without limitation, any necessary notations in the organizational or other records or books of Secured Party or the Trustee, Definitive Custodian, Registrar or Paying Agent under the Indenture (the “Trustee”).  At any time following the occurrence of an Event of Default at the option of Secured Party, the Collateral or any part thereof may be registered in the name of Secured Party or of its nominees, and Pledgor covenants that, upon demand by Secured Party, Pledgor shall, and shall take such action as is necessary to enable the Secured Party, or cause the Trustee and any other Person, to effect such registration.

(c)Secured Party shall have the right, but not the obligation, to pay any taxes or levies on or relating to the Collateral and any costs to preserve the Collateral, which payments shall be made for the account of Pledgor and shall constitute a part of the obligations secured hereby.

(d)Pledgor will not permit the Collateral or any portion thereof to be held in a securities account unless Secured Party has been given “control” (within the meaning of Section 8-106 and/or Section 9-106 of the UCC, as applicable) over such securities account and the Collateral therein; provided that such “control” shall not be required until five (5) Business Days after the date hereof with respect to any Collateral held in a securities account on the date hereof.

(e)Within three (3) Business Days of any request by Secured Party, Pledgor, at its own cost and expense, will duly execute and deliver to Secured Party such financing statements, continuation statements, assignments, certificates and/or such other agreements, assignments, instructions or documents as Secured Party may reasonably request relating to the Collateral or otherwise to enable Secured Party to create, maintain and perfect or from time to time renew the security interests granted hereby or to create,

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maintain and perfect a security interest in any and all additions to and/or replacements, products and proceeds of any of the Collateral, all in form and substance reasonably satisfactory to Secured Party.  Pledgor will pay all reasonable costs associated therewith, including without limitation, the cost of filing any of the foregoing in all public offices or other locations wherever Secured Party deems filing to be necessary or reasonably desirable in order to perfect its security interest in the Collateral.  Pledgor irrevocably grants Secured Party the right, at Secured Party’s option, to file any or all of the foregoing pursuant to the UCC and otherwise without Pledgor’s signature, and Pledgor irrevocably appoints Secured Party as Pledgor’s attorney in fact to execute any of the foregoing in Pledgor’s name and to perform all other acts that are required to perfect and continue the security interests conferred by this Agreement.

2.2.Voting Rights, Certain Permitted Transactions, Interest and Principal.

(a)So long as no Event of Default shall have occurred and be continuing or would result from or be caused by the following, Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers given to “Securityholder” under the Indenture or the organizational documents of the Secured Party relating or pertaining to the Collateral or any part thereof, subject to the terms hereof.  Upon the occurrence of an Event of Default, all rights of Pledgor to exercise voting and/or consensual rights and powers that Pledgor is entitled to exercise and/or receive pursuant to this Section 2.2 shall cease immediately upon written notice by Secured Party to Pledgor, and all such rights thereupon shall become vested solely and exclusively in Secured Party, automatically without any action by any Person.  Pledgor hereby appoints Secured Party its attorney-in-fact, with full power of substitution, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to take all such actions upon or after the occurrence of an Event of Default, whether in the name of Secured Party or Pledgor, as Secured Party may consider necessary or desirable for the purpose of exercising such rights.

(b)So long as no Event of Default shall have occurred and be continuing or would result from or be caused by the following, Pledgor may cause the Collateral consisting of the 13% Convertible Notes to be exchanged or converted, or permit such Collateral to be redeemed; provided, however, that Pledgor may only exchange or convert such Collateral or permit such Collateral to be redeemed if the consideration received for, or resulting from, such exchange, conversion or redemption consists solely of cash and/or other equity or debt securities of Secured Party (“Permitted Consideration”); and provided further, however, that:

(1)

Any Permitted Consideration consisting of cash shall be immediately paid to Secured Party and applied by Secured Party as a prepayment by Pledgor of the outstanding principal balance of the Amended Note until the outstanding principal balance of the Amended Note is paid in full; thereafter, any remaining Permitted Consideration consisting of cash shall be applied by Secured Party as payment by Pledgor of any interest on the Amended Note then accrued and unpaid.  Any Permitted Consideration consisting of cash remaining after indefeasible payment in full of all amounts

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outstanding under the Amended Note and this Agreement shall be promptly returned by Secured Party to Pledgor, unless otherwise required by law.
(2)

Any Permitted Consideration consisting of securities of Secured Party shall be retained by Secured Party, or, if delivered to Pledgor, shall be held in trust for the benefit of Secured Party and forthwith delivered to Secured Party, and shall be considered as part of the Collateral for all purposes of this Agreement.

(c)Any amount paid as interest on the Collateral and any other distributions made on the Collateral (such as dividends on Collateral consisting of securities of Secured Party) shall be immediately paid to Secured Party (1) and applied by Secured Party as a prepayment by Pledgor of the outstanding principal balance of the Amended Note; and (2) after payment in full of the outstanding principal balance of the Amended Note, any remaining amount shall be applied as payment by Pledgor of any interest on the Amended Note that is then accrued and unpaid.

(d)Any interest, principal, dividends and other distributions paid or made on or in respect of the Collateral, and any and all cash and other property received in exchange therefor and/or redemption of any Collateral, delivered to Pledgor shall be held in trust for the benefit of Secured Party and forthwith shall be delivered to Secured Party to be held and applied in accordance with this Agreement.

SECTION 3
REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1.Collateral.  Pledgor hereby represents and warrants to Secured Party as of the date hereof (which representations and warranties shall survive the execution and delivery of this Agreement) as follows:

(a)Pledgor is, or, with respect to the Collateral described in clauses (ii) and (iii) of the definition of Collateral, will be, the direct record and beneficial owner of each note, share, security and other interest that comprises the Collateral, and Pledgor has and will have good title thereto, free and clear of all liens other than those created by this Agreement;

(b)All of the Collateral has been, or, with respect to the Collateral described in clauses (ii) and (iii) of the definition of Collateral, will be, duly and validly issued, fully paid and nonassessable;

(c)The Collateral is and will be duly and validly pledged to Secured Party in accordance with law, and upon Secured Party having (i) taken possession of all certificates representing the Collateral, in each case registered in the name of Pledgor, duly endorsed in blank or accompanied by a bond power or similar instrument duly executed by Pledgor in blank and (ii) properly filed a UCC financing statement with the secretary of state of the State of Oklahoma, the state in which Pledgor is organized, and

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maintaining the effectiveness of that filing, Secured Party has and will have a good, valid and perfected first priority lien on and security interest in the Collateral and the proceeds thereof subject to no other liens, and no filing or other action will be necessary to perfect or protect such lien other than delivery of certificates representing the Collateral to Secured Party and the filing of appropriate UCC financing statements; and

(d)The Collateral is certificated and is classified as “securities” under the terms of Article 8 of the UCC. Pledgor has full legal authority and power to own the Collateral and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereunder, and Pledgor is under no legal restriction, limitation or disability that would prevent any of the foregoing.  No financing statement relating to any of the Collateral is on file in any public office, except those in favor of Secured Party.

3.2.Authorization.  Pledgor is duly formed, validly existing and in good standing under the laws of the State of Oklahoma and is qualified and has full legal capacity and all requisite power, right and authority to (a) own the Collateral, (b) execute, deliver and perform this Agreement, (c) pledge the Collateral, and (d) grant the security interests and liens in the Collateral pursuant to this Agreement and otherwise consummate the transactions contemplated under this Agreement.  This Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms.  No approval, consent, authorization of, filing registration or qualification with, or other action by, Pledgor or any other Person or governmental authority is or will be necessary to permit the valid execution, delivery and performance of this Agreement by Pledgor or the consummation of the transactions or creation of the liens and security interests contemplated hereby other than delivery of certificates representing the Collateral to Secured Party and the filing of appropriate UCC financing statements in the State of Oklahoma.

3.3.No Conflicts.  The execution, delivery and performance by Pledgor of this Agreement and the consummation of the transactions contemplated hereby and the creation and granting of the security interests and liens contemplated hereby do not and will not (a) conflict with or violate any provision of any applicable law, statute, rule, regulation, ordinance, license or tariff or any judgment, decree or order of any court or other governmental authority binding on or applicable to Pledgor or any of its properties or assets; (b) conflict with, result in a breach of, constitute a default of or an event of default under, or an event, fact, condition or circumstance that, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, require any consent not obtained under, or result in or require the acceleration of any indebtedness pursuant to, any indenture, agreement or other instrument to which Pledgor is a party or by which it, or any of its properties or assets are bound or subject; (c) conflict with any agreement by and between Pledgor and the shareholders or noteholders of Secured Party or among any such shareholders or noteholders; or (d) result in the creation or imposition of any lien of any nature whatsoever upon any of the properties or assets of Pledgor (except as contemplated herein).

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3.4.Non-Subordination.  Except to the extent required by applicable law, the obligations of Pledgor under this Agreement are not subordinated in any way to any other obligation of Pledgor or to the rights of any other Person, and Pledgor is not a party to or bound by any other agreement, document or instrument that otherwise relates to the Collateral (other than this Agreement).

3.5.Litigation and Compliance; Other Agreements.

(a)There is no action, suit, proceeding or investigation pending or, to Pledgor’s knowledge, threatened against or affecting the Collateral, Pledgor, this Agreement or the transactions contemplated hereby that could reasonably be expected to prevent the validity of this Agreement or the right or ability of Pledgor to enter into this Agreement or to consummate the transactions contemplated hereby.

(b)Pledgor is not a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, that would adversely affect its ability to execute and deliver, or perform under, this Agreement.

3.6.Covenants.

(a)Pledgor shall cause each Person whose securities or other ownership interests constitute part of the Collateral to, take all reasonably necessary and appropriate actions to ensure that this Agreement and the liens and pledges created hereby are and remain enforceable against Pledgor in accordance with their terms and that Pledgor complies with each of its obligations hereunder.

(b)Pledgor (i) shall (A) maintain at all times the pledge of the Collateral to Secured Party and Secured Party’s perfected first priority lien on the Collateral; and (B) defend the Collateral and Secured Party’s perfected first priority lien thereon and pledge thereof against all valid claims and demands of all Persons at any time and pay all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) and (ii) except as permitted by Section 2.2(b), shall not sell, lease, transfer, pledge, encumber, restrict, assign or otherwise dispose of any of the Collateral or any interest therein or create, incur, assume or suffer to exist any lien on the Collateral or any interest therein (except pursuant hereto or with Secured Party’s prior written consent).

(c)Pledgor shall (i) keep true, complete and accurate records with respect to the Collateral and (ii) not knowingly take any action in connection with the Collateral or otherwise that would impair in any material respect the value of the interests or rights of Pledgor or Secured Party therein.

(d)Pledgor shall promptly, and in any event within ten (10) Business Days thereafter, notify Secured Party of any change of its state of organization or legal name.

(e)Pledgor shall furnish to Secured Party such additional information regarding the Collateral as Secured Party may reasonably request from a credit or security perspective or otherwise from time to time.

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(f)Pledgor will not permit the Collateral or any portion thereof to be held in a securities account unless Secured Party has been given “control” (within the meaning of Section 8-106 and/or Section 9-106 of the UCC, as applicable) over such securities account and the Collateral therein; provided that such “control” shall not be required until five (5) Business Days after the date hereof with respect to any Collateral held in a securities account on the date hereof.

(g)Within three (3) Business Days after the date of this Agreement, Pledgor will irrevocably instruct the Trustee and the Paying Agent (with a copy to Secured Party) to deliver to Secured Party any amounts paid to Trustee or the Paying Agent in respect of the Collateral and any other distributions received by the Trustee or the Paying Agent in respect of the Collateral (such as dividends on Collateral consisting of securities of Secured Party), which amounts and distributions shall be applied by the Secured Party in accordance with Section 2.2.  Pledgor hereby appoints Secured Party its attorney-in-fact, with full power of substitution, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to take all such actions, whether in the name of Secured Party or Pledgor, as Secured Party may consider necessary or desirable for the purpose of instructing the Trustee and the Paying Agent as aforesaid.

3.7.No Third Party Beneficiary.  No rights are intended to be created under this Agreement for the benefit of any third party donee, creditor or incidental beneficiary of Pledgor.

SECTION 4
EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an “Event of Default” under this Agreement: (a) Pledgor shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in this Agreement and such failure shall not be cured within the applicable cure period, if any; (b) any Event of Default (as defined in the Amended Note) shall occur and be continuing which shall not have been waived by Secured Party in writing; (c) Guarantor fails to perform or comply with any of its obligations under the Guaranty or the Guaranty ceases to be in full force and effect; or (d) if prior to termination of this Agreement pursuant to Section 6.10 hereof, this Agreement shall cease to be in full force and effect or any lien created hereunder shall cease to constitute a valid perfected first priority lien on any of the Collateral or Secured Party otherwise ceases to have a valid perfected first priority lien on and security interest in any of the Collateral.

SECTION 5
RIGHTS AND REMEDIES

5.1.Rights and Remedies.

(a)In addition to the provisions set forth in this Agreement, upon the occurrence and during the continuation of an Event of Default, Secured Party shall have all rights, powers, options and remedies provided for in the Amended Note and/or in this Agreement, under the UCC or at law or in equity, including, without limitation, to the fullest extent permitted by applicable law, the right to, which Pledgor agrees to be

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commercially reasonable, (i) apply the Collateral to reduce the obligations of the Pledgor under the Amended Note, (ii) foreclose the liens created hereunder, (iii) realize upon, take possession of and/or sell the Collateral, with or without judicial process, at public or private sales or at any broker’s board or on any securities exchange or otherwise with or without a disclaimer of warranties as to the Collateral sold, (iv) exercise all rights and powers with respect to the Collateral as Pledgor might exercise in its sole discretion, including, without limitation, to (1) relinquish or abandon any Collateral or any lien thereon, (2) vote all or any part of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof, (3) settle, adjust, compromise and arrange all claims and demands whatsoever in relation to all or any part of the Collateral, (4) execute all such contracts, agreements, deeds, documents and instruments, bring, defend and abandon all such actions, suits and proceedings, and take all actions in relation to all or any part of the Collateral, and/or (5) appoint managers, sub-agents and officers for any of the purposes mentioned in the foregoing provisions of this Section and dismiss the same, and/or (v) collect and send notices regarding the Collateral, with or without judicial process.  Secured Party shall have the right in its sole discretion to determine which rights and/or remedies Secured Party may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Secured Party’s rights, liens or remedies under the Amended Note, this Agreement, applicable law or equity.  The enumeration of any rights and remedies in this Agreement is not intended to be exhaustive, and all rights and remedies of Secured Party described in this Agreement are cumulative and are not alternative to or exclusive of any other rights or remedies that Secured Party otherwise may have.  The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

(b)Notwithstanding any provision of this Agreement, Secured Party, in its sole discretion, shall have the right, but not the obligation, at any time that Pledgor fails to do so, to discharge taxes, levies or liens on any of the Collateral that are in violation of this Agreement unless Pledgor is in good faith with due diligence by appropriate proceedings contesting those items.  Such expenses and advances shall be added to the obligations of the Pledgor under the Amended Note until reimbursed to Secured Party and shall be secured by the Collateral, and such payments by Secured Party shall not be construed as a waiver by Secured Party of any Event of Default or any other rights or remedies of Secured Party.

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(c)Pledgor agrees that notice received by it at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.  At any sale or disposition of Collateral, Secured Party may (to the extent permitted by applicable law) (i) purchase all or any part thereof free from any right of redemption by Pledgor or any other Person, which right is hereby waived and released, (ii) restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to Persons who will represent and agree that they are purchasing for their own account, for investment and not with a view to the distribution or resale of the Collateral, and (iii) otherwise require that such sale be conducted subject to restrictions as to such other matters as Secured Party may deem necessary in order that such sale may be effected in such manner as to comply with all applicable state and federal securities and other laws.

(d)Pledgor hereby acknowledges that (i) notwithstanding that a higher price might be obtained for the Collateral at a public sale than at a private sale or sales, the making of a public sale of the Collateral may be subject to registration requirements under applicable securities laws and other legal restrictions, compliance with which would require such actions on the part of Pledgor, would entail such expenses and would subject Secured Party, any underwriter through whom the Collateral may be sold or any controlling person of any of the foregoing to such liabilities, as would make a public sale of the Collateral impractical, and accordingly, Pledgor hereby agrees that private sales made by Secured Party in good faith in accordance with the provisions of this Agreement may be at prices and on other terms less favorable to the Pledgor than if the Collateral were sold at a public sale, and that Secured Party shall not have any obligation to take any steps in order to permit the Collateral to be sold at a public sale, such a private sale being considered or deemed to be a sale in a commercially reasonable manner; and (ii) Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that may be necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser(s) by any governmental authority, officer or court.

5.2.Rights of Secured Party to Appoint Receiver.  Without limiting and in addition to any other rights, options and remedies Secured Party has hereunder or under the Amended Note, the UCC, at law or in equity, upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right to apply for a receiver appointed by a court of competent jurisdiction in any action taken by Secured Party to enforce its rights and remedies in order to manage, protect and preserve the Collateral and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

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SECTION 6
MISCELLANEOUS

6.1.No Waiver of Defaults; Waiver.

(a)No course of action or dealing, renewal, waiver, release or extension of any provision of the Amended Note or this Agreement, or single or partial exercise of any such provision, or delay, failure or omission on Secured Party’s part in enforcing any such provision shall affect the liability of Pledgor or operate as a waiver of such provision or preclude any other or further exercise of such provision.  No waiver by Secured Party of any one or more defaults by any other party in the performance of any of the provisions of the Amended Note or this Agreement shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver.

(b)Except as expressly provided for herein, Pledgor hereby waives setoff, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description (including, without limitation, notice of acceptance hereof, credit extended, collateral received or delivered) and the pleading of any statute of limitations as a defense to any demand under the Amended Note, it being the intention that Pledgor shall remain liable under the Amended Note until the Amended Note has been fully repaid in accordance with its terms, notwithstanding any act, omission or anything else which might otherwise operate as a legal or equitable discharge of Pledgor.  Pledgor hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Secured Party to obtain an order of court recognizing the assignment of, or lien of Secured Party in and to, any Collateral.

6.2.Entire Agreement.  This Agreement constitutes the entire agreement between Pledgor and Secured Party with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof.  Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by the parties hereto.  Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

6.3.Amendment.  No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by a written agreement signed by Secured Party and Pledgor. This Agreement may not be amended or restated, or released (other than as set forth in the terms hereof) without the prior approval of a majority of those directors of Secured Party who are not also officers or employees of Secured Party.

6.4.Notices.  Any notice or request under this Agreement shall be given to any party hereto in accordance with the notice provision set forth in the Amended Note at the address set forth on the signature page hereto.

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6.5.Governing Law; Jurisdiction; Construction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to its choice of law provisions.  To the extent permitted by law, Pledgor and Secured Party agree that any judicial proceeding with respect to any of the Collateral or this Agreement shall be brought in any federal or state court of competent jurisdiction located in Dallas County in the State of Texas.  By execution and delivery of this Agreement, to the extent permitted by law, each of Pledgor and Secured Party (a) accepts the jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (b) waives personal service of process, (c) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 6.4 hereof, and (d) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens.  Nothing shall affect the right of Secured Party or Pledgor to serve process in any manner permitted by law.

6.6.Severability; Captions; Counterparts; Facsimile Signature.  If any provision of this Agreement is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Agreement which shall be given effect so far as possible.  The captions in this Agreement are intended for convenience and reference only and shall not affect the meaning or interpretation of this Agreement.  This Agreement may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile or electronic transmission, which such signatures shall be considered original executed counterparts.  Each party to this Agreement agrees that it will be bound by its own facsimile or electronic signature and that it accepts the facsimile or electronic signature of each other party.

6.7.Successors and Assigns.  All provisions contained in this Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of the parties hereto to the same extent as if each such successor and assign were named as a party hereto.

6.8.Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

6.9.Expenses.  Pledgor shall pay to Secured Party all costs and expenses incurred by Secured Party and reasonable attorneys’ fees and expenses (a) in any effort to enforce this Agreement against Pledgor, (b) in defending or prosecuting any actions, claims or proceedings

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by or against Pledgor arising out of or relating to this Agreement and/or the Collateral and (c) arising in any way out of the taking or refraining from taking by Secured Party of any action requested by Pledgor.

6.10.Termination.  This Agreement shall continue in full force and effect until full performance and payment in full in cash of all obligations under the Amended Note.  The liens granted to Secured Party hereunder and any financing statements filed pursuant hereto and the rights and powers of Secured Party shall continue in full force and effect until full performance and payment in full in cash of all obligations under the Amended Note.

6.11.Release of Collateral.  Promptly following the payment in full in cash of all obligations under the Amended Note, the liens created hereby shall automatically terminate and Secured Party shall execute and deliver such documents as are necessary or desirable to release its liens in the Collateral and shall return the Collateral to Pledgor.

6.12.Guarantor Acknowledgment. The Guarantor hereby (i) acknowledges and agrees that its obligations in respect of the Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Agreement or any of the provisions contemplated herein and (ii) agrees to take any and all such further actions as may be necessary to cause Pledgor to perform all its obligations to Secured Party pursuant to the terms of this Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Pledge Agreement as of the date first written above.

PLEDGOR:

DALEA PARTNERS, LP

By: Dalea Management, LLC, its

General Partner

By: /s/ N. Malone Mitchell, 3rd

Name: N. Malone Mitchell, 3rd

Title: Manager

Address:

16803 North Dallas Parkway

Addison, TX  75001

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SECURED PARTY:

TRANSATLANTIC PETROLEUM LTD.

By:  /s/ Chad D. Burkhardt
Name: Chad D. Burkhardt
Title: Vice President

Address:

16803 North Dallas Parkway

Suite 200

Addison, Texas  75001

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The foregoing Pledge Agreement

is hereby acknowledged and accepted

as of the date first above written

GUARANTOR

By: /s/ N. Malone Mitchell, 3rd_________

N. Malone Mitchell, 3rd

Address:	16803 North Dallas Parkway
Addison, TX 75001

Signature Page	Pledge Agreement